AMERICAN EAGLE OUTFITTERS, INC.
Script for Eighteenth Annual Meeting of Stockholders

June 21, 2011

Jim O'Donnell: Good morning ladies and gentlemen. My name is Jim O'Donnell. I am Chief Executive Officer of American Eagle Outfitters. On behalf of Management, welcome to our Eighteenth Annual Meeting of Stockholders.

I would now like to introduce the other directors of the Company who are here today:

  Jay Schottenstein
  Michael Jesselson
  Tom Ketteler
  Roger Markfield
  Cary McMillan
  Janice Page
  Gerald Wedren

Members of Management who are here today include:

  Tom DiDonato, Executive Vice President, Human Resources
  Joan Hilson, Executive Vice President and Chief Financial Officer
  Fred Grover, Executive Vice President, Merchandising, Marketing and AE Direct
  Betsy Schumacher, Senior Vice President, Chief Merchandising Officer, 77kids
  Neil Bulman, General Counsel
  Judy Meehan, Vice President of Investor Relations

Before we get started, please keep in mind that any forward looking statements we may make today are subject to our Safe Harbor Statement and business risks, which can be found in our most recent 10-K and 10-Q.

2010 Financial Review Slide

2010 was not without challenges. However, we made progress and saw improvements across our business. We achieved sales of $3 billion and operating income grew to $317 million. EPS increased 11% to $1.02. We generated significant cash flow, and returned nearly $400 million to shareholders through stock buybacks and dividend payments. After returning cash to shareholders, we ended the year in excellent financial position, with cash and investments of $740 million. Looking ahead, our goal is to build on the progress we made last year to deliver sustained growth and stronger financial performance in the future.

Expense Savings Slide

To achieve this goal, we are driving improvements throughout all areas of the business. Expense control initiatives have been successful. We have achieved savings in operating costs, such as supplies and services. Additionally, we have created efficiencies across store operations, corporate infrastructure and the supply chain. We expect to see these initiatives contribute to our financial results and help offset inflationary costs over the next several quarters. As we look forward, we continue to pursue additional savings and operational improvements.

Accelerating Growth Slide

Now, as I look to our future, I am cautiously optimistic. We have tremendous opportunities across all brands and selling channels. The initiatives we are currently undertaking will lead to growth in 2012 and beyond. Essentially, 2011 is our springboard to accelerating growth.

Let me share a few highlights.

AE Brand Image Slide

Let's start with the AE brand.

Today, American Eagle remains among the strongest in the marketplace. We have meaningful brand equity and a reputation for great quality and fashion at affordable prices. Independent research continues to rank our brand as a favorite. Our plan calls for building on that strength.

Merchandising changes are underway to strengthen our assortments throughout. Recently, we have made critical new appointments in both merchandising and marketing, further strengthening the team. To reignite the AE brand, we are focusing on three equally important initiatives:

Pictures of BTS Denim, Heritage Items & Accessory Stores

  First, we are focused on continuing to win in denim, where we are the number one market leader for both men and women. This is a look at our upcoming back to school assortment. We will defend and grow our market share as the go-to denim destination for our customer. This includes offering new fits, updated washes and a marketing campaign for back-to-school that once again positions us as an industry leader.
  Second, we are going back to our heritage in categories such as graphic tees and fleece, where frankly, we walked away from our core customer. We plan to make bolder investments in these categories and aggressively recapture market share.
  Third, we are expanding the accessory business to include more handbags, footwear and jewelry in addition to new offerings that are right for our customer. Accessories currently represent just 10 percent of our sales, and we see the potential for it to grow to 20 percent over the longer term. An essential part of this strategy is adding dedicated accessory shops within our stores. We currently have 46 accessory shops, and approximately 250 shops are planned for this fall. I am pleased to report that we have already seen a very positive response.

All in all, we are very excited about the path AE is on to reignite the brand and accelerate growth.

aerie Image Slide

Aerie is also key to our future. It's exciting and unique in the marketplace. We are making progress, yet we need to keep winning. During 2011, we are transitioning aerie to give greater prominence to the intimate apparel categories. We are introducing new offerings, which will be supported by a comprehensive marketing program designed to build an emotional connection with our customers.

AEO Direct Slide

With increasing sales and strong profitability, AEO direct is a powerful driver of future growth. Key drivers include:

    Number one, using our brands as a springboard, we are expanding our online assortments with more unique and exclusive offerings.
    Number two, through AEO direct, we are growing our international presence and bringing our brand and American style to a global market. We are expanding our shipping capabilities and payment options to reach more consumers around the world. Importantly, to support our international strategy, we recently purchased trademarks, which have solidified our ability to further expand our global reach.

Current International Markets Slide

Speaking of taking American Eagle abroad, we are also establishing a physical presence internationally. We are now open in 5 markets, with recent openings in Hong Kong, Russia and Shanghai. We are pleased to report that our international business, while still small, is exceeding our expectations. Next year, we have plans to open in Japan and Israel.

77kids Image Slide

Finally, I want to say a word about our newest brand: 77Kids. As we continue to incubate the brand, we view it as a strong potential driver of further sustained growth. As you know, we launched the concept online with great success. Today, we operate 18 kids stores, and we plan to finish the year with 21 locations.

AE Logo Slide

In summary, our company has many exciting opportunities ahead of us. There is significant potential across our brands, and we are moving forward on key strategies to unlock this potential. At the same time, we continue to generate strong cash flow, and our balance sheet is exceptional. Our team looks forward to a bright future ahead and to delivering profitable growth and increased value for our shareholders. I would now like to open the floor for any questions.

And now I would like to introduce our Chairman, Jay Schottenstein.

Jay Schottenstein: Continuing with today's business, at the direction of the Board of Directors, Notice of this meeting, a Proxy Statement and Proxy Card, or Internet Notice was sent on or about April 29, 2011 to all stockholders of record. Copies of the Proxy Statement and our Annual Report on Form 10-K are available at the door.

I would like to ask Neil Bulman to serve as Inspector of Election for this meeting.

Any stockholder present who desires to vote in person rather than by proxy should now raise your hand so the Inspector can furnish you a ballot to complete.

Will the Inspector determine and report whether a quorum is present.

Neil Bulman: Mr. Chairman, we have a quorum. There are represented at this meeting in person or by proxy more than 50% of all shares entitled to vote at the meeting. The unofficial total of shares represented is 171,564,833, which is approximately 88% of all shares entitled to vote.

ELECTION OF DIRECTORS

Jay Schottenstein: As stated in the Notice, the first item of business at this meeting is the election of directors. Our Board is divided into three classes. Three Class I directors will be elected today to serve until the 2014 annual meeting of stockholders. The nominees are:

- myself; and

- Michael G. Jesselson, President of Jesselson Capital Corporation; and

- Roger S. Markfield, Vice Chairman and Creative Director of the Company.

Joan, will you present the resolution?

Joan Hilson: RESOLVED, that the following individuals, namely Michael G. Jesselson, Roger S. Markfield and Jay L. Schottenstein be elected as Class I Directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are elected.

Neil Bulman: Mr. Chairman, I second the motion.

Jay Schottenstein: Are there any questions?

AUDITOR RATIFICATION

Jay Schottenstein: The second item of business for this meeting is the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012 as described in our Proxy Statement. Joan, will you present the proposal?

Joan Hilson: RESOLVED, that the stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012.

Neil Bulman: Mr. Chairman, I second the motion.

Jay Schottenstein: Are there any questions?

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Jay Schottenstein: The third item of business for this meeting is the proposal to hold an advisory vote on the compensation of our named executive officers. Joan, will you present the proposal?

Joan Hilson: RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, as set forth in the Proxy Statement for the Annual Meeting.

Neil Bulman: Mr. Chairman, I second the motion.

Jay Schottenstein: Are there any questions?

ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Jay Schottenstein: The fourth item of business for this meeting is the proposal to hold an advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers. Joan, will you present the proposal?

Joan Hilson: RESOLVED, that the stockholders approve, on an advisory basis, that future stockholder advisory votes on the compensation of our named executive officers occur once every "ONE" year.

Neil Bulman: Mr. Chairman, I second the motion.

Jay Schottenstein: Are there any questions?

INTRODUCE ERNST & YOUNG

Jay Schottenstein: Before I announce the results, I would like to introduce Pete Robinson, a partner at Ernst & Young, our independent auditors. Pete, you have the opportunity to make a statement. Pete is also available to answer any questions on our financial statements.

Pete Robinson: I have no comments to make at this time.

Jay Schottenstein: Will the Inspector of Election please collect any ballots. All results announced today are subject to verification and will be recorded in the minutes of this meeting to reflect the final count.

I am pleased to announce that each of the candidates for Director has been elected.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm has been approved.

The advisory vote on the compensation of our named executive officers has been approved.

The advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers has been approved for once every "ONE" year.

Jay Schottenstein: Since there is no further business, I will now entertain a motion to adjourn.

Joan Hilson: Mr. Chairman, I move that the meeting be adjourned.

Neil Bulman: I second the motion.

Jay Schottenstein: Hearing no objection, this meeting is adjourned. Once again, thank you for attending. We appreciate your support.